Exhibit 4.1

CLASS A COMMON STOCK	CLASS A COMMON STOCK

Number *0*	Shares *0*

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK	CUSIP 94770V 10 2
WEBMD HEALTH CORP.
Organized Under the Laws of the State of Delaware
     This Certifies that **Specimen**
is the record holder of **Zero (0)**
FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK $.01 PAR VALUE OF
WEBMD HEALTH CORP.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized Officers.
     Dated:

SECRETARY	(SEAL)	CHIEF EXECUTIVE OFFICER AND PRESIDENT

Countersigned and Registered
AMERICAN STOCK TRANSFER & TRUST COMPANY

Transfer Agent and Registrar

Authorized Signature

WEBMD HEALTH CORP.
     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request shall be made to the Corporation’s Secretary at the principal office of the Corporation.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN,
OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-		UNIF GIFT MIN ACT — Custodian
TEN ENT	-	as tenants by the entireties	(Cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)
UNIF TRF MIN ACT - Custodian (until age )
(Cust)
under the Uniform Transfers
(Minor)
to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED,________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

Shares of the Class A Common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
     Dated

X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By

THE SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.